Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Satoshi Hasuo and Keigo Takegahara their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Satoshi Hasuo	Chairman, Representative Director & Executive Director (Principal Executive Officer)	July 31, 2024
Satoshi Hasuo
/s/ Tomoyuki Isaka	President, Managing Director & Executive Director	July 31, 2024
Tomoyuki Isaka
/s/ Oki Matsumoto	Managing Director	July 31, 2024
Oki Matsumoto
/s/ Noboru Mizuta	Managing Director	July 31, 2024
Noboru Mizuta
/s/ Keigo Takegahara	CFO, Senior Executive Director (Principal Financial Officer)	July 31, 2024
Keigo Takegahara